Exhibit 10.1

AMENDMENT TO THE

GMS INC.

EQUITY INCENTIVE PLAN

This Amendment (“Amendment”) to the GMS Inc. Equity Incentive Plan (the “Plan”), has been adopted by the Board of Directors of GMS Inc. (the “Company”), to be effective as of October 30, 2018.

WHEREAS, the Company maintains the GMS Equity Incentive Plan (the “Plan”), which permits the grant of equity and non-equity incentive awards to employees, officers and directors of the Company or its affiliates;

WHEREAS, the Board of Directors of the Company desires to amend the Plan to clarify that the Individual Participant Limits applicable to the Company’s directors under Section 4.2 of the Plan apply only to non-employee directors;

WHEREAS, under the terms of the Plan, the Board has authority to effect such amendment without stockholder approval;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

1.Section 4.2 shall be deleted in its entirety and replaced with the following:

“4.2.    Individual Participant Limit.    The aggregate number of Shares that may be the subject of Options or Stock Appreciation Rights granted in any calendar year may not exceed 375,000 Shares in the case of an Eligible Individual who is not a Nonemployee Director, or 15,000 Shares in the case of a Nonemployee Director, in both cases subject to adjustment as provided in Section 12. The aggregate number of Shares that may be the subject of Restricted Stock, Restricted Stock Units, Share Awards, Performance-Based Restricted Stock and Performance Share Units granted in any calendar year may not exceed 375,000 Shares in the case of an Eligible Individual who is not a Nonemployee Director, or 15,000 Shares in the case of a Nonemployee Director, subject to adjustment as provided in Section 12. The maximum dollar amount of cash that any individual may receive in any calendar year in respect of Performance-Based Compensation may not exceed $4,000,000, and for any Performance Cycle in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the Performance Cycle and the denominator of which is twelve (12).”

3.Except as expressly amended hereby, the terms of the Plan shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

GMS Inc.

By:	/s/ Craig Apolinsky
Authorized Officer